EXHIBIT 99

FOR IMMEDIATE RELEASE

TRISTATE CAPITAL REPORTS THIRD QUARTER 2017 FINANCIAL RESULTS

PITTSBURGH, October 18, 2017 - TriState Capital Holdings, Inc. (NASDAQ: TSC) reported record growth in net interest income in the third quarter of 2017, as well as double-digit expansion of earnings, revenues, loans and deposits.

The parent company of TriState Capital Bank and Chartwell Investment Partners grew earnings to $0.35 per diluted share in the third quarter ended September 30, 2017, compared to $0.30 in the third quarter of 2016 and $0.29 in the second quarter of 2017. Third quarter 2016 earnings were $0.27 per share after adjusting for the benefit of a $0.03 purchase price adjustment from last year’s acquisition of The Killen Group. Third quarter earnings grew 29.6% compared to the same period last year after excluding the purchase price adjustment and 20.7% from the linked quarter.

Net income of $10.0 million in the third quarter of 2017 increased 18.7% from $8.5 million in the third quarter of 2016 and 19.1% from $8.4 million in the linked quarter.

“TriState Capital continues to deliver strong and sustainable earnings growth for the benefit of our shareholders, clients and employees,” Chairman and Chief Executive Officer James F. Getz said. “Our 11th consecutive quarter of double-digit growth in earnings per share is the result of our singular focus on building a superior and unique financial services company. Our teams continued to expand the breadth and depth of our national private banking franchise, drive outsized growth in loans and deposits in private banking and middle-market banking offerings, and deliver highly credible investment management performance. With very healthy pipelines, superior asset quality and a talented entrepreneurial team, TriState Capital is well-positioned for a successful 2017 and a strong start to 2018.”

THIRD QUARTER 2017 HIGHLIGHTS

•	Total revenue grew to $35.3 million, up 13.2% from the third quarter of 2016, driven by a record increase in net interest income to $23.6 million, up 26.2% from the third quarter of 2016

•	The return on average equity (ROAE) for the quarter was 10.69%, surpassing the 10% milestone

•	Total loans topped $3.93 billion at period end, up 23.8% from September 30, 2016 and 4.2% during the quarter

•
Total deposits of $3.77 billion at period end grew by 22.1% from September 30, 2016 and 6.8% during the quarter, while average noninterest-bearing deposits of $205.4 million grew 27.0% from the prior year quarter and 5.3% from the linked quarter

•	Non-performing assets (NPAs) declined to 0.23% of total assets, non-performing loans (NPLs) fell to 0.18% of total loans, and adverse-rated credits represented just 0.95% of total loans

•	The bank’s efficiency ratio of 54.81% improved by 720 basis points from 62.01% in the third quarter of 2016

Total revenue was $35.3 million for the third quarter of 2017, increasing by 13.2% from $31.2 million in the same period last year and by 5.3% from $33.5 million in the second quarter of this year.

Net interest income for the third quarter of 2017 grew $4.9 million, or 26.2%, year-over-year to a record $23.6 million. During the quarter, net interest income increased by $1.6 million, or 7.1%, from $22.0 million reported in the second quarter of 2017. Net interest margin was 2.27% in the third quarter of 2017, compared to 2.23% in the linked quarter.

Non-interest income totaled $11.7 million in the third quarter 2017, compared to $12.5 million in the same period last year and $11.7 million in the linked quarter. TriState Capital’s non-interest income largely includes Chartwell investment management fees, which were $9.2 million in the third quarter of 2017, compared to $10.3 million in the third quarter of 2016 and $9.1 million in the second quarter of 2017. Other non-interest income was $2.5 million in the third quarter of 2017, compared to

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$2.2 million in the year-ago quarter and $2.3 million in the linked quarter, primarily reflecting borrower-facing interest rate swap activity.

In the third quarter of 2017, non-interest expenses totaled $22.8 million, or an annualized 2.09% of average assets. Non-interest expenses in the third quarter of 2016 were $20.5 million, or 2.27% of average assets on an annualized basis, and included a reduction of $1.2 million in the fair value of previously accrued contingent consideration associated with last year’s acquisition of The Killen Group. Non-interest expense totaled $21.8 million, or an annualized 2.10%, in the second quarter of 2017.

The bank’s efficiency ratio for the third quarter of 2017 was 54.81%, an improvement of 720 basis points from 62.01% in the quarter ended September 30, 2016 and 22 basis points from 55.03% for the second quarter ended June 30, 2017.

(Dollars in thousands, except per share data)	Q3 2017	Q2 2017	Q3 2016	FY 2016
Total non-interest expense (GAAP)	$22,812	$21,784	$20,514	$78,794
Non-recurring items:
Change in fair value of previously accrued acquisition earn out	—	—	1,209	3,687
Acquisition-related expense	—	—	—	(352)
Severance expense	—	—	—	(300)
Non-interest expense excluding non-recurring items (non-GAAP)	$22,812	$21,784	$21,723	$81,829
Net impact of non-recurring items on EPS	$—	$—	$0.03	$0.07

The company continues to pursue investments in its tax credit program, committing to an additional investment during the quarter. This investment meaningfully reduces the company’s 2017 annual effective tax rate from 30.5% to 26.2% and will reduce the current year tax liability by approximately $2.1 million. The company recognized 75% of this reduction in the third quarter resulting in an effective tax rate of 17.9%. The remainder will be recognized in the fourth quarter in which the tax rate is expected to be 26.2%.

BALANCE SHEET GROWTH
Loans totaled $3.93 billion at September 30, 2017, growing organically by $756.0 million, or 23.8%, from balances at September 30, 2016 and $159.4 million, or 4.2%, compared to June 30. Private banking loans of $2.06 billion at September 30, 2017 reflect growth of $468.8 million, or 29.5%, from the end of the third quarter of 2016 and $87.7 million, or 4.5%, from the end of the linked quarter. Commercial loans totaled $1.87 billion at September 30, 2017, up 18.1% from the end of the year-ago quarter and 4.0% from the end of the linked quarter, supported by growth in commercial and industrial and commercial real estate lending.

Total deposits were $3.77 billion at September 30, 2017, increasing $682.6 million, or 22.1%, from September 30, 2016 and $240.0 million, or 6.8%, from the linked quarter. Average noninterest-bearing deposits totaled $205.4 million for the third quarter of 2017, increasing $43.6 million, or 27.0%, from a year ago and $10.4 million, or 5.3%, from the linked quarter. This illustrates the ongoing success of TriState Capital’s efforts to grow stable and cost-effective relationship deposits and treasury management related liquidity from new and existing accounts through enhanced services and technology.

At September 30, 2017, 90% of TriState Capital’s loan portfolio was floating rate and 28% of deposits were fixed-rate certificates of deposit.

ASSET QUALITY
The bank’s superior asset quality continued to reflect TriState Capital’s disciplined credit culture and the growth of its private banking non-purpose margin loans secured by marketable securities. Private banking loans comprised 52.3% of the total loan portfolio at September 30, 2017.

NPAs declined to $10.5 million, or 0.23% of total assets, at September 30, 2017, compared to $25.0 million, or 0.67%, at September 30, 2016 and $11.7 million, or 0.27%, at June 30, 2017. NPLs declined to $6.9 million, or 0.18% of total loans, at September 30, 2017, compared to $20.7 million, or 0.65%, at September 30, 2016 and $7.8 million, or 0.21%, June 30, 2017.

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Adverse-rated credits were $37.4 million, or 0.95% of total loans, at September 30, 2017, compared to $50.6 million, or 1.59%, at September 30, 2016 and $33.8 million, or 0.90%, at June 30, 2017.

The company’s allowance for loan losses (ALL) at the end of the third quarter of 2017 reflected declining NPLs and continued to be influenced by the lower levels of provision required by the low risk profile of the bank’s growing proportion of private banking loans in its portfolio. ALL represented 0.41% of total loans at September 30, 2017, compared to 0.64% at September 30, 2016 and 0.42% at June 30, 2017.

INVESTMENT MANAGEMENT
Chartwell assets under management were $8.2 billion at September 30, 2017, compared to $8.0 billion at June 30, 2017. The investment manager reported new business and new flows from existing accounts of $313 million and market appreciation of $141 million, which more than offset outflows of $262 million in the third quarter of 2017. Chartwell’s weighted average fee rate was 0.45% at September 30, 2017.

Investment management fees of $9.2 million in the third quarter of 2017 compared to $10.3 million in the third quarter of 2016 and $9.1 million in the second quarter of 2017. On an annualized run-rate basis, Chartwell’s revenues were $36.9 million at September 30, 2017, compared to $41.3 million at September 30, 2016 and $36.4 million at June 30, 2017.

CAPITAL STRENGTH AND FLEXIBILITY
TriState Capital’s earnings in the quarter continued to support superior growth in the period, while the company maintained capital ratios that exceed the highest required regulatory benchmark levels. As of September 30, 2017, TriState Capital Holdings reported ratios of 11.80% for total risk-based capital, 11.14% for tier 1 risk-based capital, 11.14% for common equity tier 1 risk-based capital, and 7.40% for tier 1 leverage.

In January 2017, TriState Capital’s Board of Directors approved additional share repurchases of up to $5 million. In combination with authorizations granted in 2016, $2.2 million remains available. Over the nine months ended September 30, 2017, the company repurchased a total of 281,556 shares for approximately $6.5 million at an average cost of $23.00 per share.

CONFERENCE CALL
As previously announced, TriState Capital will hold a conference call tomorrow to review its financial results and operating performance.

The live conference call on October 19 will be held at 8:30 a.m. ET. Telephone participants may avoid any delays by pre-registering for the call using the link http://dpregister.com/10112829 to receive a special dial-in number and PIN. Telephone participants who are unable to pre-register should dial in at least 10 minutes prior to the call and request the “TriState Capital earnings call.” The call may be accessed by dialing 888-339-0757 from the United States, 855-669-9657 from Canada, or 412-902-4194 from other international locations.

A replay of the call will be available approximately one hour after the end of the conference through October 26. The replay may be accessed by dialing 877-344-7529 from the United States, 855-669-9658 from Canada, or 412-317-0088 from other international locations, and entering the conference number 10112829.

ABOUT TRISTATE CAPITAL
TriState Capital Holdings, Inc. (NASDAQ: TSC) is a bank holding company headquartered in Pittsburgh, Pa., providing commercial banking, private banking and investment management services to middle-market companies, institutional clients and high-net-worth individuals. Its TriState Capital Bank subsidiary had $4.4 billion in assets, as of September 30, 2017, and serves middle-market commercial customers through regional representative offices in Pittsburgh, Philadelphia, Cleveland, Edison, N.J., and New York City, as well as high-net-worth individuals nationwide through its national referral network of financial intermediaries. Its Chartwell Investment Partners subsidiary had $8.2 billion in assets under management, as of September 30, 2017, and serves as the advisor to The Berwyn Funds and Chartwell Mutual Funds. For more information, please visit http://investors.tristatecapitalbank.com.

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FORWARD LOOKING STATEMENTS
This press release includes “forward-looking” statements related to TriState Capital that can generally be identified as describing TriState Capital’s future plans, objectives or goals. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For further information about the factors that could affect TriState Capital’s future results, please see the company’s most-recent annual and quarterly reports filed on Form 10-K and Form 10-Q.

NON-GAAP FINANCIAL DISCLOSURES
This news release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). Although TriState Capital believes non-GAAP financial measures provide a greater understanding of its business, these measures are not necessarily comparable to similar measures that may be presented by other companies. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP. Where non-GAAP disclosures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found within this news release and accompanying tables.

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MEDIA CONTACT
Jack Horner
267-932-8760, ext. 302
412-600-2295 (mobile)
jack@hornercom.com

INVESTOR RELATIONS CONTACT
Casteel Schoenborn
Jeff Schoenborn and Kate Croft
888-609-8351
TSC@csirfirm.com

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)

	As of and For the Three Months Ended			As of and For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2017	2017	2016	2017	2016
Period-end balance sheet data:
Cash and cash equivalents	$136,579	$119,715	$120,736	$136,579	$120,736
Total investment securities	220,916	221,409	243,343	220,916	243,343
Loans held-for-investment	3,930,670	3,771,312	3,174,653	3,930,670	3,174,653
Allowance for loan losses	(15,979)	(15,968)	(20,211)	(15,979)	(20,211)
Loans held-for-investment, net	3,914,691	3,755,344	3,154,442	3,914,691	3,154,442
Goodwill and other intangibles, net	65,821	66,283	67,671	65,821	67,671
Other assets	158,006	145,084	129,326	158,006	129,326
Total assets	$4,496,013	$4,307,835	$3,715,518	$4,496,013	$3,715,518

Deposits	$3,769,870	$3,529,868	$3,087,230	$3,769,870	$3,087,230
Borrowings, net	279,162	363,612	239,460	279,162	239,460
Other liabilities	69,648	46,716	45,689	69,648	45,689
Total liabilities	4,118,680	3,940,196	3,372,379	4,118,680	3,372,379

Total shareholders' equity	377,333	367,639	343,139	377,333	343,139

Total liabilities and shareholders' equity	$4,496,013	$4,307,835	$3,715,518	$4,496,013	$3,715,518

Income statement data:
Interest income	$35,575	$32,115	$24,925	$96,427	$72,080
Interest expense	11,970	10,082	6,221	29,873	16,780
Net interest income	23,605	22,033	18,704	66,554	55,300
Provision (credit) for loan losses	283	516	(542)	1,042	(340)
Net interest income after provision for loan losses	23,322	21,517	19,246	65,512	55,640
Non-interest income:
Investment management fees	9,214	9,130	10,333	27,684	26,814
Net gain on the sale and call of investment securities	15	241	14	254	77
Other non-interest income	2,477	2,341	2,150	6,889	5,968
Total non-interest income	11,706	11,712	12,497	34,827	32,859
Non-interest expense:
Intangible amortization expense	463	462	463	1,388	1,291
Change in fair value of acquisition earn out	—	—	(1,209)	—	(1,209)
Other non-interest expense	22,349	21,322	21,260	64,366	57,895
Total non-interest expense	22,812	21,784	20,514	65,754	57,977
Income before tax	12,216	11,445	11,229	34,585	30,522
Income tax expense	2,184	3,024	2,775	8,640	9,452
Net income	$10,032	$8,421	$8,454	$25,945	$21,070

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TRISTATE CAPITAL HOLDINGS, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)

	As of and For the Three Months Ended			As of and For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands, except per share data)	2017	2017	2016	2017	2016
Per share and share data:
Earnings per share:
Basic	$0.36	$0.31	$0.31	$0.94	$0.76
Diluted	$0.35	$0.29	$0.30	$0.90	$0.75
Book value per common share	$13.17	$12.83	$12.12	$13.17	$12.12
Tangible book value per common share (1)	$10.88	$10.51	$9.73	$10.88	$9.73
Common shares outstanding, at end of period	28,642,573	28,665,726	28,317,154	28,642,573	28,317,154
Weighted average common shares outstanding:
Basic	27,515,923	27,601,702	27,514,724	27,581,229	27,586,816
Diluted	28,659,990	28,785,625	28,307,632	28,721,747	28,276,223

Performance ratios:
Return on average assets (2)	0.92%	0.81%	0.93%	0.83%	0.82%
Return on average equity (2)	10.69%	9.27%	9.88%	9.52%	8.42%
Net interest margin (2) (3)	2.27%	2.23%	2.18%	2.25%	2.25%
Bank efficiency ratio (1)	54.81%	55.03%	62.01%	55.88%	60.36%
Efficiency ratio (1)	63.32%	63.64%	68.17%	63.65%	65.73%
Non-interest expense to average assets (2)	2.09%	2.10%	2.27%	2.11%	2.25%

Asset quality:
Non-performing loans	$6,936	$7,830	$20,717	$6,936	$20,717
Non-performing assets	$10,517	$11,701	$24,985	$10,517	$24,985
Other real estate owned	$3,581	$3,871	$4,268	$3,581	$4,268
Non-performing assets to total assets	0.23%	0.27%	0.67%	0.23%	0.67%
Non-performing loans to total loans	0.18%	0.21%	0.65%	0.18%	0.65%
Allowance for loan losses to loans	0.41%	0.42%	0.64%	0.41%	0.64%
Allowance for loan losses to non-performing loans	230.38%	203.93%	97.56%	230.38%	97.56%
Net charge-offs (recoveries)	$272	$733	$(3,538)	$3,825	$(2,577)
Net charge-offs (recoveries) to average total loans (2)	0.03%	0.08%	(0.46)%	0.14%	(0.12)%

Revenue:
Total revenue (1)	$35,296	$33,504	$31,187	$101,127	$88,082
Pre-tax, pre-provision net revenue (1)	$12,484	$11,720	$10,673	$35,373	$30,105

Capital ratios:
Tier 1 leverage ratio	7.40%	7.45%	8.09%	7.40%	8.09%
Common equity tier 1 risk-based capital ratio	11.14%	11.21%	11.73%	11.14%	11.73%
Tier 1 risk-based capital ratio	11.14%	11.21%	11.73%	11.14%	11.73%
Total risk-based capital ratio	11.80%	12.14%	13.05%	11.80%	13.05%

Investment Management Segment:
Assets under management	$8,195,000	$8,003,000	$10,800,000	$8,195,000	$10,800,000
Adjusted EBITDA (1)	$1,648	$1,692	$2,415	$5,815	$7,076

(1)
These measures are not measures recognized under GAAP and are therefore considered to be non-GAAP financial measures. See “Non-GAAP Financial Measures” for a reconciliation of these measures to their most directly comparable GAAP measures.

(2)	Ratios are annualized.

(3)	Net interest margin is calculated on a fully taxable equivalent basis.

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
AVERAGES AND YIELDS (UNAUDITED)

	Three Months Ended
	September 30, 2017			June 30, 2017			September 30, 2016
(Dollars in thousands)	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate
Assets
Interest-earning deposits	$131,115	$420	1.27%	$118,916	$323	1.09%	$114,245	$150	0.52%
Federal funds sold	6,845	20	1.16%	6,225	15	0.97%	6,445	6	0.37%
Investment securities available-for-sale	140,741	760	2.14%	152,471	808	2.13%	182,354	828	1.81%
Investment securities held-to-maturity	60,220	631	4.16%	61,359	639	4.18%	48,495	485	3.98%
FHLB stock	12,582	200	6.31%	16,449	148	3.61%	12,347	144	4.64%
Total loans	3,787,231	33,604	3.52%	3,619,251	30,242	3.35%	3,061,427	23,369	3.04%
Total interest-earning assets	4,138,734	35,635	3.42%	3,974,671	32,175	3.25%	3,425,313	24,982	2.90%
Other assets	194,405			188,588			171,986
Total assets	$4,333,139			$4,163,259			$3,597,299

Liabilities and Shareholders' Equity
Interest-bearing deposits:
Interest-bearing checking accounts	$371,526	$1,173	1.25%	$304,973	$759	1.00%	$190,270	$234	0.49%
Money market deposit accounts	2,021,755	6,263	1.23%	1,914,429	5,150	1.08%	1,688,250	3,017	0.71%
Certificates of deposit	1,003,280	3,168	1.25%	924,110	2,587	1.12%	863,872	1,936	0.89%
Borrowings:
FHLB borrowing	271,304	790	1.16%	379,890	1,016	1.07%	273,804	480	0.70%
Line of credit borrowing	2,571	22	3.39%	1,527	16	4.20%	—	—	—%
Subordinated notes payable, net	34,629	554	6.35%	34,579	554	6.43%	34,427	554	6.40%
Total interest-bearing liabilities	3,705,065	11,970	1.28%	3,559,508	10,082	1.14%	3,050,623	6,221	0.81%
Noninterest-bearing deposits	205,368			194,957			161,723
Other liabilities	50,332			44,404			44,565
Shareholders' equity	372,374			364,390			340,388
Total liabilities and shareholders' equity	$4,333,139			$4,163,259			$3,597,299

Net interest income (1)		$23,665			$22,093			$18,761
Net interest spread			2.14%			2.11%			2.09%
Net interest margin (1)			2.27%			2.23%			2.18%

(1)	Net interest income and net interest margin are calculated on a fully taxable equivalent basis.

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
AVERAGES AND YIELDS (UNAUDITED)

	Nine Months Ended September 30,
	2017			2016
(Dollars in thousands)	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate
Assets
Interest-earning deposits	$121,640	$981	1.08%	$107,651	$418	0.52%
Federal funds sold	6,501	45	0.93%	6,180	16	0.35%
Investment securities available-for-sale	153,665	2,422	2.11%	181,383	2,387	1.76%
Investment securities held-to-maturity	58,744	1,845	4.20%	46,977	1,409	4.01%
FHLB stock	13,803	450	4.36%	10,983	343	4.17%
Total loans	3,619,679	90,865	3.36%	2,935,663	67,710	3.08%
Total interest-earning assets	3,974,032	96,608	3.25%	3,288,837	72,283	2.94%
Other assets	189,483			155,903
Total assets	$4,163,515			$3,444,740

Liabilities and Shareholders' Equity
Interest-bearing deposits:
Interest-bearing checking accounts	$298,631	$2,295	1.03%	$160,310	$541	0.45%
Money market deposit accounts	1,951,258	15,511	1.06%	1,614,669	7,847	0.65%
Certificates of deposit	954,352	8,007	1.12%	869,879	5,540	0.85%
Borrowings:
FHLB borrowing	307,143	2,360	1.03%	243,686	1,191	0.65%
Line of credit borrowing	1,375	39	3.79%	—	—	—%
Subordinated notes payable, net	34,579	1,661	6.42%	34,376	1,661	6.45%
Total interest-bearing liabilities	3,547,338	29,873	1.13%	2,922,920	16,780	0.77%
Noninterest-bearing deposits	206,063			153,763
Other liabilities	45,596			33,770
Shareholders' equity	364,518			334,287
Total liabilities and shareholders' equity	$4,163,515			$3,444,740

Net interest income (1)		$66,735			$55,503
Net interest spread			2.12%			2.17%
Net interest margin (1)			2.25%			2.25%

(1)	Net interest income and net interest margin are calculated on a fully taxable equivalent basis.

TRISTATE CAPITAL HOLDINGS, INC.
LOAN COMPOSITION (UNAUDITED)

	September 30, 2017		June 30, 2017		September 30, 2016
(Dollars in thousands)	Loan Balance	Percent of Total Loans	Loan Balance	Percent of Total Loans	Loan Balance	Percent of Total Loans
Private banking loans	$2,055,808	52.3%	$1,968,139	52.2%	$1,587,019	50.0%
Middle-market banking loans:
Commercial and industrial	648,720	16.5%	639,808	17.0%	565,702	17.8%
Commercial real estate	1,226,142	31.2%	1,163,365	30.8%	1,021,932	32.2%
Total middle-market banking loans	1,874,862	47.7%	1,803,173	47.8%	1,587,634	50.0%
Loans held-for-investment	$3,930,670	100.0%	$3,771,312	100.0%	$3,174,653	100.0%

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
STATEMENT OF INCOME BY REPORTABLE SEGMENT (UNAUDITED)

	Three Months Ended September 30, 2017				Three Months Ended September 30, 2016
(Dollars in thousands)	Bank	Investment Management	Parent and Other	Consolidated	Bank	Investment Management	Parent and Other	Consolidated
Income statement data:
Interest income	$35,512	$—	$63	$35,575	$24,855	$—	$70	$24,925
Interest expense	11,398	—	572	11,970	5,673	—	548	6,221
Net interest income (loss)	24,114	—	(509)	23,605	19,182	—	(478)	18,704
Provision (credit) for loan losses	283	—	—	283	(542)	—	—	(542)
Net interest income (loss) after provision for loan losses	23,831	—	(509)	23,322	19,724	—	(478)	19,246
Non-interest income:
Investment management fees	—	9,265	(51)	9,214	—	10,391	(58)	10,333
Net gain on the sale and call of investment securities	15	—	—	15	14	—	—	14
Other non-interest income	2,477	—	—	2,477	2,149	1	—	2,150
Total non-interest income	2,492	9,265	(51)	11,706	2,163	10,392	(58)	12,497
Non-interest expense:
Intangible amortization expense	—	463	—	463	—	463	—	463
Change in fair value of acquisition earn out	—	—	—	—	—	(1,209)	—	(1,209)
Other non-interest expense	14,575	7,747	27	22,349	13,227	8,009	24	21,260
Total non-interest expense	14,575	8,210	27	22,812	13,227	7,263	24	20,514
Income (loss) before tax	11,748	1,055	(587)	12,216	8,660	3,129	(560)	11,229
Income tax expense (benefit)	1,987	435	(238)	2,184	1,823	1,385	(433)	2,775
Net income (loss)	$9,761	$620	$(349)	$10,032	$6,837	$1,744	$(127)	$8,454

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
STATEMENT OF INCOME BY REPORTABLE SEGMENT (UNAUDITED)

	Nine Months Ended September 30, 2017				Nine Months Ended September 30, 2016
(Dollars in thousands)	Bank	Investment Management	Parent and Other	Consolidated	Bank	Investment Management	Parent and Other	Consolidated
Income statement data:
Interest income	$96,220	$—	$207	$96,427	$71,871	$—	$209	$72,080
Interest expense	28,183	—	1,690	29,873	15,130	—	1,650	16,780
Net interest income (loss)	68,037	—	(1,483)	66,554	56,741	—	(1,441)	55,300
Provision (credit) for loan losses	1,042	—	—	1,042	(340)	—	—	(340)
Net interest income (loss) after provision for loan losses	66,995	—	(1,483)	65,512	57,081	—	(1,441)	55,640
Non-interest income:
Investment management fees	—	27,843	(159)	27,684	—	26,981	(167)	26,814
Net gain on the sale and call of investment securities	254	—	—	254	77	—	—	77
Other non-interest income	6,888	1	—	6,889	5,966	2	—	5,968
Total non-interest income	7,142	27,844	(159)	34,827	6,043	26,983	(167)	32,859
Non-interest expense:
Intangible amortization expense	—	1,388	—	1,388	—	1,291	—	1,291
Change in fair value of acquisition earn out	—	—	—	—	—	(1,209)	—	(1,209)
Other non-interest expense	41,868	22,398	100	64,366	37,849	19,986	60	57,895
Total non-interest expense	41,868	23,786	100	65,754	37,849	20,068	60	57,977
Income (loss) before tax	32,269	4,058	(1,742)	34,585	25,275	6,915	(1,668)	30,522
Income tax expense (benefit)	7,734	1,587	(681)	8,640	7,476	2,833	(857)	9,452
Net income (loss)	$24,535	$2,471	$(1,061)	$25,945	$17,799	$4,082	$(811)	$21,070

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES

The information set forth above contains certain financial information determined by methods other than in accordance with GAAP. These non-GAAP financial measures are “tangible common equity,” “tangible book value per common share,” “adjusted EBITDA,” “total revenue,” “pre-tax, pre-provision net revenue,” and “efficiency ratio.” Although we believe these non-GAAP financial measures provide a greater understanding of our business, these measures are not necessarily comparable to similar measures that may be presented by other companies.

“Tangible common equity” is defined as shareholders’ equity reduced by intangible assets, including goodwill. We believe this measure is important to management and investors to better understand and assess changes from period to period in shareholders’ equity exclusive of changes in intangible assets. Goodwill, an intangible asset that is recorded in a business purchase combination, has the effect of increasing both equity and assets, while not increasing our tangible equity or tangible assets.

“Tangible book value per common share” is defined as book value, excluding the impact of intangible assets, including goodwill, divided by common shares outstanding. We believe this measure is important to many investors who are interested in changes from period to period in book value per share exclusive of changes in intangible assets.

“EBITDA” and “Adjusted EBITDA” are defined as net income before interest expense, income taxes, depreciation and amortization adjusted for acquisition related items. We use adjusted EBITDA particularly to assess the strength of our investment management business. We believe this measure is important because it allows management and investors to better assess our investment management performance in relation to our core operating earnings, excluding certain non-cash items and the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business.

“Total revenue” is defined as net interest income and non-interest income, excluding gains and losses on the sale and call of investment securities. We believe adjustments made to our operating revenue allow management and investors to better assess our operating revenue by removing the volatility that is associated with certain other items that are unrelated to our core business.

“Pre-tax, pre-provision net revenue” is defined as net income, without giving effect to loan loss provision and income taxes, and excluding gains and losses on the sale and call of investment securities. We believe this measure is important because it allows management and investors to better assess our performance in relation to our core operating revenue, excluding the volatility that is associated with provision for loan losses or other items that are unrelated to our core business.

“Efficiency ratio” is defined as non-interest expense, excluding acquisition related items and intangible amortization expense, where applicable, divided by our total revenue. We believe this measure, particularly at the Bank, allows management and investors to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business.

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	September 30,	June 30,	September 30,
(Dollars in thousands, except per share data)	2017	2017	2016
Tangible book value per common share:
Total shareholders' equity	$377,333	$367,639	$343,139
Less: intangible assets	65,821	66,283	67,671
Tangible common equity	$311,512	$301,356	$275,468
Common shares outstanding	28,642,573	28,665,726	28,317,154
Tangible book value per common share	$10.88	$10.51	$9.73

INVESTMENT MANAGEMENT SEGMENT
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2017	2017	2016	2017	2016
Investment Management EBITDA:
Net income	$620	$683	$1,744	$2,471	$4,082
Interest expense	—	—	—	—	—
Income taxes expense	435	425	1,385	1,587	2,833
Depreciation expense	130	122	32	369	78
Intangible amortization expense	463	462	463	1,388	1,291
EBITDA	1,648	1,692	3,624	5,815	8,284
Change in fair value of acquisition earn out	—	—	(1,209)	—	(1,209)
Acquisition related items	—	—	—	—	1
Adjusted EBITDA	$1,648	$1,692	$2,415	$5,815	$7,076

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2017	2017	2016	2017	2016
Pre-tax, pre-provision net revenue:
Net interest income	$23,605	$22,033	$18,704	$66,554	$55,300
Total non-interest income	11,706	11,712	12,497	34,827	32,859
Less: net gain on the sale and call of investment securities	15	241	14	254	77
Total revenue	35,296	33,504	31,187	101,127	88,082
Less: total non-interest expense	22,812	21,784	20,514	65,754	57,977
Pre-tax, pre-provision net revenue	$12,484	$11,720	$10,673	$35,373	$30,105

Efficiency ratio:
Total non-interest expense	$22,812	$21,784	$20,514	$65,754	$57,977
Plus: change in fair value of acquisition earn out	—	—	1,209	—	1,209
Less: acquisition related items	—	—	—	—	1
Less: intangible amortization expense	463	462	463	1,388	1,291
Total non-interest expense, as adjusted (numerator)	$22,349	$21,322	$21,260	$64,366	$57,894
Total revenue (denominator)	$35,296	$33,504	$31,187	$101,127	$88,082
Efficiency ratio	63.32%	63.64%	68.17%	63.65%	65.73%

BANK SEGMENT
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2017	2017	2016	2017	2016
Bank pre-tax, pre-provision net revenue:
Net interest income	$24,114	$22,532	$19,182	$68,037	$56,741
Total non-interest income	2,492	2,582	2,163	7,142	6,043
Less: net gain on the sale and call of investment securities	15	241	14	254	77
Total revenue	26,591	24,873	21,331	74,925	62,707
Less: total non-interest expense	14,575	13,688	13,227	41,868	37,849
Pre-tax, pre-provision net revenue	$12,016	$11,185	$8,104	$33,057	$24,858

Bank efficiency ratio:
Total non-interest expense (numerator)	$14,575	$13,688	$13,227	$41,868	$37,849
Total revenue (denominator)	$26,591	$24,873	$21,331	$74,925	$62,707
Bank efficiency ratio	54.81%	55.03%	62.01%	55.88%	60.36%